UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 11, 2006

CARREKER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-24201	75-1622836
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4055 VALLEY VIEW LANE
DALLAS, TEXAS		75244
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 458-1981

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

The Company entered into Amended and Restated Employment Agreements with current Executive Vice President and President, Global Payments Consulting Suzette L. Massie and Executive Vice President and Chief Financial Officer Lisa K. Peterson effective as of October 11, 2006.  In the case of Ms. Massie, the amended agreement supersedes an existing employment agreement dated November 5, 2004 and in the case of Ms. Peterson, the amended agreement supersedes an existing agreement dated October 6, 2003.  Each agreement will remain in effect until terminated by either party in accordance with its provisions.

Under the terms of each amended employment agreement, a “triggering event” would occur in the event of certain change of control transactions, including:

•                  A person or group becomes the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding securities

•                  the majority of the board is elected without being nominated by management or the existing Board

•                  the Company merges or consolidates with another corporation and as a result, less than 51% of the voting securities of the surviving corporation are owned by the former shareholders of the Company, or

•                  the Company liquidates or dissolves or sells substantially all of its assets

If the executive’s employment is terminated by the Company without “cause” or by the employee as a result of an involuntary termination (a “good reason” termination) prior to a triggering event, then the executive will be entitled to receive a cash severance payment equal to the sum of annual base salary plus her maximum targeted bonus for the current fiscal year, payable over a 12-month period.  “Cause” is defined as an act by the executive that is materially adverse to the Company’s best interests and could be the subject of a felony criminal action or the failure of the executive to substantially perform her duties under the agreement, after notice and opportunity to cure. A “good reason” termination would occur if the executive’s duties were materially diminished, if their base salary or targeted bonus were reduced, if the executive is relocated outside of the Dallas, Texas metropolitan area or if the Company was in material breach of the employment agreement.

If the executive’s employment is terminated after a triggering event, either by the Company without cause or by the executive for “good reason”, then the executive would be entitled to receive a lump sum cash payment equal to, in the case of Ms. Massie, two times, and in the case of Ms. Peterson, 1.5 times, the sum of such executive’s annual base salary and maximum target bonus in the fiscal year in which such termination occurs.

Each amended agreement provides for (a) a covenant not to compete by the executive that survives termination of the agreement for 12 months and (b) a restriction on solicitation of employees of the Company by the executive that survives termination of the agreement for 24 months.

There are no related party transactions between either Ms. Massie or Ms. Peterson and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 13, 2006

CARREKER CORPORATION

By:	/s/ JOHN S. DAVIS
John S. Davis
Executive Vice President and General Counsel